EXHIBIT 99.1

j2 Global Reports Fourth Quarter and Year End 2016 Results and
Provides 2017 Outlook

Achieves Record Annual Revenues
GAAP Diluted EPS

Provides Fiscal 2017 Financial Estimates

Announces Twenty-Second Consecutive Quarterly Dividend Increase by $0.01 to $0.3650 per Share versus the Prior Quarter

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the fourth quarter and year ended December 31, 2016, provided fiscal 2017 financial estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3650 per share.

FOURTH QUARTER 2016 RESULTS

Q4 2016 quarterly revenues increased 22.9% to a Q4 record of $251.8 million compared to $204.8 million for Q4 2015.

Net cash provided by operating activities increased by 11.6% to $89.8 million compared to $80.5 million for Q4 2015. Q4 2016 free cash flow(1) increased by 10.1% to $82.7 million compared to $75.1 million for Q4 2015.

GAAP earnings per diluted share(2) increased 23.6% to $0.89 in Q4 2016 compared to $0.72 for Q4 2015. Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 15.5% to $1.49 compared to $1.29 for Q4 2015.

GAAP net income increased by 21.7% to $43.2 million compared to $35.5 million for Q4 2015.

Quarterly Adjusted EBITDA(4) increased 16.4% to $116.5 million compared to $100.1 million for Q4 2015.

j2 ended the quarter with approximately $124.0 million in cash and investments after deploying approximately $508.2 million during the quarter for acquisitions and the payment of j2's regular quarterly dividend.

Key financial results for Q4 2016 versus Q4 2015 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2016	Q4 2015	% Change
Revenues
Cloud Services	$141.8 million	$133.8 million	6.0%
Digital Media	$108.8 million	$69.9 million	55.7%
IP Licensing	$1.2 million	$1.1 million	9.1%
Total Revenue:	$251.8 million	$204.8 million	22.9%
Operating Income	$68.2 million	$53.1 million	28.4%
Net Cash Provided by Operating Activities	$89.8 million	$80.5 million	11.6%
Free Cash Flow (1)	$82.7 million	$75.1 million	10.1%
GAAP Earnings per Diluted Share (2)	$0.89	$0.72	23.6%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.49	$1.29	15.5%
GAAP Net Income	$43.2 million	$35.5 million	21.7%
Non-GAAP Net Income	$72.2 million	$63.1 million	14.4%
Adjusted EBITDA (4)	$116.5 million	$100.1 million	16.4%
Adjusted EBITDA Margin (4)	46.3%	48.9%	(2.6)%

FULL YEAR 2016 RESULTS

2016 revenues increased 21.3% to a record of $874.3 million compared to $720.8 million for 2015.

Net cash provided by operating activities increased by 23.3% to $282.4 million compared to $229.1 million for 2015. 2016 free cash flow(1) increased by 16.4% to $259.9 million compared to $223.2 million for 2015.

GAAP earnings per diluted share(5) increased 14.7% to $3.13 in 2016 compared to $2.73 for 2015. Adjusted non-GAAP earnings per diluted share(5)(6) for the year increased 19.7% to $4.99 compared to $4.17 for 2015.

GAAP net income increased by 14.1% to $152.4 million compared to $133.6 million for 2015.

Annual Adjusted EBITDA(4) increased 18.8% to $396.1 million compared to $333.3 million for 2015.

j2 ended the year with approximately $124.0 million in cash and investments after deploying approximately $719.4 million during the year with respect to the repurchase of approximately 935,000 shares of j2 common stock, twenty-two acquisitions and j2's regular quarterly dividends.

Key financial results for 2016 versus 2015 are set forth in the following table (in millions, except per share amounts.) Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2016	2015	% Change
Revenues
Cloud Services	$562.4 million	$498.9 million	12.7%
Digital Media	$307.3 million	$216.1 million	42.2%
IP Licensing	$4.6 million	$5.8 million	(20.7)%
Total Revenue:	$874.3 million	$720.8 million	21.3%
Operating Income	$242.6 million	$199.4 million	21.7%
Net Cash Provided by Operating Activities	$282.4 million	$229.1 million	23.3%
Free Cash Flow (1)	$259.9 million	$223.2 million	16.4%
GAAP Earnings per Diluted Share (5)	$3.13	$2.73	14.7%
Adjusted Non-GAAP Earnings per Diluted Share (5) (6)	$4.99	$4.17	19.7%
GAAP Net Income	$152.4 million	$133.6 million	14.1%
Non-GAAP Net Income	$243.9 million	$203.0 million	20.1%
Adjusted EBITDA (4)	$396.1 million	$333.3 million	18.8%
Adjusted EBITDA Margin (4)	45.3%	46.2%	(0.9)%

"2016 was a remarkable year," said Hemi Zucker, CEO of j2 Global. "We exceeded our revenue expectations and achieved the high end of our EPS range. Fueled by our acquisition of Everyday Health, our largest ever, we are forecasting more than $1.1 billion in revenue, balanced between our Cloud and Media segments for this year. We are very excited about 2017 and are focused on our execution strength and planning for continued growth."

BUSINESS OUTLOOK

For fiscal 2017, the Company estimates that it will achieve revenues between $1.130 and $1.170 billion and Adjusted non-GAAP earnings per diluted share of between $5.60 and $6.00.

Adjusted non-GAAP earnings per diluted share for 2017 excludes share-based compensation of between $14 and $16 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2017 (exclusive of the release of reserves for uncertain tax positions) will be between 28.5% and 30.5%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors has approved a quarterly cash dividend of $0.3650 per common share, a $0.01, or 2.8% increase versus last quarter's dividend. This is j2's twenty-second consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on March 9, 2017 to all shareholders of record as of the close of business on February 22, 2017. Future dividends will be subject to Board approval.

EXTENSION OF SHARE REPURCHASE PROGRAM

The Company has extended its one-year five million share repurchase program set to expire February 20, 2017 by an additional year. Approximately 1.9 million shares remain available for purchase under the program.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 25.8% for Q4 2016 and 16.4% for Q4 2015. The estimated Adjusted non-GAAP effective tax rates were approximately 29.0% for Q4 2016 and 27.6% for Q4 2015.

(3)
For Q4 2016, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax benefit from prior years and diluted effect of convertible debt, in each case net of tax, totaling $0.61 per diluted share. For Q4 2015, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax benefit from prior years and dilutive effect of convertible debt, in each case net of tax, totaling $0.60 per diluted share.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS referred to in Note (3) above. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)	The estimated GAAP effective tax rates were approximately 27.9% for 2016 and 14.8% for 2015. The estimated Adjusted non-GAAP effective tax rates were approximately 28.8% for 2016 and 28.4% for 2015.
(6)
For 2016, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax benefit from prior years, sale of investments and diluted effect of convertible debt, in each case net of tax, totaling $1.92 per diluted share. For 2015, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax benefit from prior years, certain tax consulting fees and diluted effect of convertible debt, in each case net of tax, totaling $1.46 per diluted share.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two segments: Business Cloud Services and Digital Media. The Business Cloud Services segment offers Internet fax, virtual phone, unified communications, hosted email, email marketing, online backup and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, Onebox ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive® and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media segment offers technology, gaming, lifestyle and healthcare content through its digital properties, which include PCMag, IGN, AskMen, Speedtest, Offers, ExtremeTech, Geek, Toolbox, Techbargains, emedia, and Salesify and others. As of December 31, 2016, j2 had achieved 21 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2015 Annual Report on Form 10-K filed by j2 Global on February 29, 2016, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$123,950	$255,530
Short-term investments	60	79,655
Accounts receivable, net of allowances of $7,988 and $4,261, respectively	199,871	114,680
Prepaid expenses and other current assets	24,118	25,722
Deferred income taxes, current	—	7,218
Total current assets	347,999	482,805
Long-term investments	—	78,563
Property and equipment, net	68,094	57,442
Goodwill	1,122,810	807,661
Other purchased intangibles, net	511,691	352,641
Deferred income taxes, non-current	5,289	—
Other assets	6,445	4,607
TOTAL ASSETS	$2,062,328	$1,783,719

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$178,071	$114,384
Income taxes payable	16,753	5,589
Deferred revenue, current	80,384	76,104
Line of credit	178,817	—
Capital lease, current	64	214
Deferred income taxes, current	—	363
Total current liabilities	454,089	196,654
Long-term debt	601,746	592,037
Deferred revenue, non-current	1,588	6,538
Capital lease, non-current	—	148
Liability for uncertain tax positions	46,537	35,917
Deferred income taxes, non-current	40,357	43,989
Other long-term liabilities	3,475	18,228
TOTAL LIABILITIES	1,147,792	893,511

Commitments and contingencies

Preferred stock	—	—
Common stock	474	479
Additional paid-in capital	308,329	292,064
Retained earnings	660,382	626,789
Accumulated other comprehensive loss	(54,649)	(29,124)
TOTAL STOCKHOLDERS' EQUITY	914,536	890,208
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,062,328	$1,783,719

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Total revenues	$251,837	$204,823	$874,255	$720,815

Cost of revenues (1)	40,229	34,608	147,100	122,958
Gross profit	211,608	170,215	727,155	597,857

Operating expenses:
Sales and marketing (1)	63,717	42,189	206,871	159,009
Research, development and engineering (1)	10,881	8,625	38,046	34,329
General and administrative (1)	68,849	66,347	239,672	205,137
Total operating expenses	143,447	117,161	484,589	398,475
Income from operations	68,161	53,054	242,566	199,382
Interest expense, net	10,400	11,005	41,370	42,458
Other expense (income), net	(438)	(384)	(10,243)	5
Income before income taxes	58,199	42,433	211,439	156,919
Income tax expense	15,041	6,966	59,000	23,283
Net income	$43,158	$35,467	$152,439	$133,636

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.90	$0.73	$3.15	$2.76

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.89	$0.72	$3.13	$2.73

Basic weighted average shares outstanding	47,348,372	47,849,748	47,668,357	47,627,853
Diluted weighted average shares outstanding	47,862,218	48,772,061	47,963,226	48,087,760

(1) Includes share-based compensation expense as follows:
Cost of revenues	$123	$100	$436	$373
Sales and marketing	393	624	1,782	2,435
Research, development and engineering	240	229	904	863
General and administrative	2,947	1,898	10,528	8,122
Total	$3,703	$2,851	$13,650	$11,793

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$152,439	$133,636
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	122,091	93,213
Accretion and amortization of discount and premium of investments	1,031	1,207
Amortization of financing costs and discounts	9,818	9,105
Share-based compensation	13,650	11,793
Excess tax benefits from share-based compensation	(2,271)	(4,486)
Provision for doubtful accounts	13,169	6,872
Deferred income taxes, net	(13,779)	(17,083)
Gain on sale of available-for-sale investments	(7,716)	(549)
Decrease (increase) in:
Accounts receivable	(30,687)	(18,508)
Prepaid expenses and other current assets	(957)	1,461
Other assets	743	(602)
Increase (decrease) in:
Accounts payable and accrued expenses	6,363	8,757
Income taxes payable	25,409	3,578
Deferred revenue	(4,213)	(3,480)
Liability for uncertain tax positions	10,620	(5,718)
Other long-term liabilities	(13,323)	9,865
Net cash provided by operating activities	282,387	229,061
Cash flows from investing activities:
Maturity of certificates of deposit	—	65
Purchase of certificates of deposit	—	(62)
Maturity of available-for-sale investments	241,817	121,687
Purchase of available-for-sale investments	(80,918)	(135,832)
Purchases of property and equipment	(24,746)	(17,297)
Purchases of intangible assets	(4,321)	(1,455)
Acquisition of businesses, net of cash received	(580,691)	(302,809)
Net cash used in investing activities	(448,859)	(335,703)
Cash flows from financing activities:
Proceeds from line of credit, net	178,710	—
Repurchases of common and restricted stock	(56,495)	(3,674)
Issuance of stock, net of costs	3,824	5,218
Dividends paid	(65,835)	(58,826)
Excess tax benefits from share-based compensation	2,271	4,486
Deferred payments for acquisitions	(20,832)	(14,271)
Other	(492)	(296)
Net cash provided by (used in) financing activities	41,151	(67,363)
Effect of exchange rate changes on cash and cash equivalents	(6,259)	(4,128)
Net change in cash and cash equivalents	(131,580)	(178,133)
Cash and cash equivalents at beginning of period	255,530	433,663
Cash and cash equivalents at end of period	$123,950	$255,530

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related benefit from prior years; (6) sale of investments; (7) IRS consulting fee; and (8) dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2016	Per Diluted Share *	2015	Per Diluted Share *
Net income	$43,158	$0.89	$35,467	$0.72
Plus:
Share based compensation (1)	1,366	0.03	1,842	0.04
Acquisition related integration costs (2)	8,788	0.18	9,578	0.20
Interest costs (3)	(850)	(0.02)	1,399	0.03
Amortization (4)	21,316	0.45	18,581	0.39
Tax benefit from prior years (5)	(1,574)	(0.03)	(3,770)	(0.08)
Convertible debt dilution (8)	—	0.01	—	0.01
Adjusted non-GAAP net income	$72,204	$1.49	$63,097	$1.29

	Twelve Months Ended December 31,
	2016	Per Diluted Share *	2015	Per Diluted Share *
Net income	$152,439	$3.13	$133,636	$2.73
Plus:
Share based compensation (1)	8,598	0.18	8,413	0.18
Acquisition related integration costs (2)	12,564	0.26	16,568	0.35
Interest costs (3)	3,467	0.07	5,511	0.12
Amortization (4)	73,022	1.53	55,606	1.16
Tax benefit from prior years (5)	(1,520)	(0.03)	(16,558)	(0.35)
Sale of investments (6)	(4,675)	(0.10)	—	—
IRS consulting fee (7)	—	—	(157)	—
Convertible debt dilution (8)	—	0.01	—	0.01
Adjusted non-GAAP net income	$243,895	$4.99	$203,019	$4.17

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; and (5) elimination of additional tax or indirect tax related (expense) benefit from prior years.

	Three Months Ended December 31,
	2016	2015
Cost of revenues	$40,229	$34,608
Plus:
Share based compensation (1)	(123)	(100)
Acquisition related integration costs (2)	—	(327)
Amortization (4)	(1,490)	(1,314)
Adjusted non-GAAP cost of revenues	$38,616	$32,867
Sales and marketing	$63,717	$42,189
Plus:
Share based compensation (1)	(393)	(624)
Acquisition related integration costs (2)	(4,327)	(395)
Adjusted non-GAAP sales and marketing	$58,997	$41,170
Research, Development and Engineering	$10,881	$8,625
Plus:
Share based compensation (1)	(240)	(229)
Acquisition related integration costs (2)	(947)	(1)
Adjusted non-GAAP research, development and engineering	$9,694	$8,395
General and administrative	$68,849	$66,347
Plus:
Share based compensation (1)	(2,947)	(1,898)
Acquisition related integration costs (2)	(7,699)	(13,940)
Amortization (4)	(25,906)	(23,322)
Tax benefit from prior years (5)	1,900	—
Adjusted non-GAAP general and administrative	$34,197	$27,187
Interest expense, net	$10,400	$11,005
Plus:
Acquisition related integration costs (2)	(8)	—
Interest costs (3)	(1,448)	(2,567)
Tax benefit from prior years (5)	171	—
Adjusted non-GAAP interest expense, net	$9,115	$8,438

Continued from previous page

Income Tax Provision	$15,041	$6,966
Plus:
Share based compensation (1)	2,337	1,009
Acquisition related integration costs (2)	4,193	5,085
Interest costs (3)	2,298	1,168
Amortization (4)	6,080	6,055
Tax (expense) benefit from prior years (5)	(497)	3,770
Adjusted non-GAAP income tax provision	$29,452	$24,053

Total adjustments	$(29,046)	$(27,630)

GAAP earnings per diluted share	$0.89	$0.72
Adjustments *	$0.61	$0.60
Adjusted non-GAAP earnings per diluted share	$1.49	$1.29

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; (6) sale of investments; and (7) IRS consulting fee

	Twelve Months Ended December 31,
	2016	2015
Cost of revenues	$147,100	$122,958
Plus:
Share based compensation (1)	(436)	(373)
Acquisition related integration costs (2)	—	(327)
Amortization (4)	(5,380)	(3,376)
Adjusted non-GAAP cost of revenues	$141,284	$118,882
Sales and marketing	$206,871	$159,009
Plus:
Share based compensation (1)	(1,782)	(2,435)
Acquisition related integration costs (2)	(5,859)	(1,110)
Adjusted non-GAAP sales and marketing	$199,230	$155,464
Research, development and engineering	$38,046	$34,329
Plus:
Share based compensation (1)	(904)	(863)
Acquisition related integration costs (2)	(997)	(81)
Adjusted non-GAAP research, development and engineering	$36,145	$33,385
General and administrative	$239,672	$205,137
Plus:
Share based compensation (1)	(10,528)	(8,122)
Acquisition related integration costs (2)	(11,926)	(23,930)
Amortization (4)	(95,561)	(73,902)
Tax benefit (expense) from prior years (5)	1,000	(3,651)
IRS consulting fee (7)	—	204
Adjusted non-GAAP general and administrative	$122,657	$95,736
Interest expense, net	$41,370	$42,458
Plus:
Acquisition related integration costs (2)	(8)	—
Interest costs (3)	(7,186)	(7,982)
Tax benefit (expense) from prior years (5)	171	(472)
Adjusted non-GAAP interest expense, net	$34,347	$34,004
Other expense (income), net	$(10,243)	$5
Plus:
Tax benefit from prior years (5)	811	—
Sale of investments (6)	7,540	—
Adjusted non-GAAP other expense (income), net	$(1,892)	$5

Continued from previous page

Income tax provision	$59,000	$23,283
Plus:
Share based compensation (1)	5,052	3,380
Acquisition related integration costs (2)	6,226	8,880
Interest costs (3)	3,719	2,471
Amortization (4)	27,919	21,672
Tax (expense) benefit from prior years (5)	(462)	20,681
Sale of investments (6)	(2,865)	—
IRS consulting fee (7)	—	(47)
Adjusted non-GAAP income tax provision	$98,589	$80,320

Total adjustments	$(91,456)	$(69,383)

GAAP earnings per diluted share	$3.13	$2.73
Adjustments *	$1.92	$1.46
Adjusted non-GAAP earnings per diluted share	$4.99	$4.17

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Tax Benefits from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Gain on Sale of Investment. The Company excludes the gain on sale of its strategic equity investment in Carbonite, Inc. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) IRS Consulting Fee. The Company excludes IRS consulting fees related to IRS audit appeals and settlements. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense (Income), Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net income	$43,158	$35,467	$152,439	$133,636
Plus:
Interest expense, net	10,400	11,005	41,370	42,458
Other expense (income), net	(438)	(384)	(10,243)	5
Income tax expense	15,041	6,966	59,000	23,283
Depreciation and amortization	33,522	29,578	122,091	93,213
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	3,703	2,851	13,650	11,793
Acquisition-related integration costs	12,973	14,663	18,782	25,448
Indirect tax (benefit) expense from prior years	(1,900)	—	(1,000)	3,651
IRS consulting fee	—	—	—	(204)

Adjusted EBITDA	$116,459	$100,146	$396,089	$333,283

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) additional indirect tax (benefit) expense from prior years, and (4) IRS consulting fee. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$67,528	$60,488	$89,847	$282,387
Less: Purchases of property and equipment	(4,321)	(4,865)	(8,261)	(7,299)	(24,746)
Add: Excess tax benefit share-based compensation	264	833	974	200	2,271
Free cash flows	$60,467	$63,496	$53,201	$82,748	$259,912

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716	$51,894	$50,963	$80,488	$229,061
Less: Purchases of property and equipment	(2,401)	(4,554)	(4,972)	(5,370)	(17,297)
Add: Excess tax benefit (expense) share-based compensation	334	1,770	2,437	(55)	4,486
Add: IRS settlement*	—	5,753	1,164	—	6,917
Free cash flows	$43,649	$54,863	$49,592	$75,063	$223,167

* Free cash flows of $54.9 million and $49.6 million for Q2 2015 and Q3 2015, respectively, were before the effect of payments associated with taxes for prior periods under audit.

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$92,982	$48,857	$1,158	$108,840	$—	$251,837

Gross profit
GAAP gross profit	$76,452	$35,231	$1,157	$98,768	$—	$211,608
Non-GAAP adjustments:
Share-based compensation	103	20	—	—	—	123
Acquisition Related Integration Costs	—	—	—	—	—	—
Amortization	89	1,401	—	—	—	1,490
Additional Tax Expense (Benefit) from Prior Years	—	—	—	—	—	—
Adjusted non-GAAP gross profit	$76,644	$36,652	$1,157	$98,768	$—	$213,221

Operating profit
GAAP operating profit	$45,507	$11,034	$(1,243)	$17,460	$(4,597)	$68,161
Non-GAAP adjustments:
Share-based compensation	950	515	—	711	1,527	3,703
Acquisition related integration costs	50	—	—	12,923	—	12,973
Amortization	5,225	11,225	1,569	9,377	—	27,396
Additional Tax Expense (Benefit) from Prior Years	(1,900)	—	—	—	—	(1,900)
Sale of investments	—	—	—	—	—	—
Adjusted non-GAAP operating profit	$49,832	$22,774	$326	$40,471	$(3,070)	$110,333

Depreciation	1,224	1,320	—	3,582	—	6,126
Adjusted EBITDA	$51,056	$24,094	$326	$44,053	$(3,070)	$116,459

NOTE: Table above excludes certain intercompany allocations

  j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2015
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$88,906	$44,930	$1,117	$69,870	$—	$204,823

Gross profit
GAAP gross profit	$74,676	$31,008	$1,117	$63,414	$—	$170,215
Non-GAAP adjustments:
Share-based compensation	100	—	—	—	—	100
Acquisition Related Integration Costs	—	327	—	—	—	327
Amortization	122	1,192	—	—	—	1,314
Adjusted non-GAAP gross profit	$74,898	$32,527	$1,117	$63,414	$—	$171,956

Operating profit
GAAP operating profit	$42,961	$6,743	$(970)	$8,981	$(4,661)	$53,054
Non-GAAP adjustments:
Share-based compensation	1,219	—	—	447	1,185	2,851
Acquisition related integration costs	—	647	—	14,016	—	14,663
Amortization	5,205	11,673	1,625	6,133	—	24,636
Adjusted Non-GAAP operating profit	$49,385	$19,063	$655	$29,577	$(3,476)	$95,204

Depreciation	1,396	974	—	2,572	—	4,942
Adjusted EBITDA	$50,781	$20,037	$655	$32,149	$(3,476)	$100,146

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP Revenues	$368,682	$193,711	$4,545	$307,317	$—	$874,255

Gross Profit
GAAP Gross Profit	$305,061	$136,794	$4,537	$280,763	$—	$727,155
Non-GAAP Adjustments:
Share-based Compensation	397	39	—	—	—	436
Amortization	464	4,916	—	—	—	5,380
Adjusted Non-GAAP Gross Profit	$305,922	$141,749	$4,537	$280,763	$—	$732,971

Operating Profit
GAAP Operating Profit	$172,116	$43,132	$(4,207)	$50,539	$(19,014)	$242,566
Non-GAAP Adjustments:
Share-based Compensation	4,632	1,010	—	2,392	5,616	13,650
Acquisition Related Integration Costs	203	—	—	18,579	—	18,782
Amortization	20,334	43,443	6,118	31,046	—	100,941
Additional Tax Expense (Benefit) from Prior Years	(1,150)	—	—	150	—	(1,000)
Adjusted Non-GAAP Operating Profit	$196,135	$87,585	$1,911	$102,706	$(13,398)	$374,939

Depreciation	5,209	4,429	—	11,512	—	21,150
Adjusted EBITDA	$201,344	$92,014	$1,911	$114,218	$(13,398)	$396,089

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2015
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP Revenues	$353,893	$144,980	$5,765	$216,177	$—	$720,815

Gross Profit
GAAP Gross Profit	$296,508	$101,156	$5,765	$194,428	$—	$597,857
Non-GAAP Adjustments:
Share-based Compensation	373	—	—	—	—	373
Acquisition Related Integration Costs	—	327	—	—	—	327
Amortization	489	2,887	—	—	—	3,376
Adjusted Non-GAAP Gross Profit	$297,370	$104,370	$5,765	$194,428	$—	$601,933

Operating Profit
GAAP Operating Profit	$168,855	$23,377	$(3,520)	$30,240	$(19,570)	$199,382
Non-GAAP Adjustments:
Share-based Compensation	4,519	—	—	1,803	5,471	11,793
Acquisition Related Integration Costs	332	1,326	—	22,975	815	25,448
Amortization	17,972	29,179	7,261	22,865	—	77,277
Additional Tax Expense (Benefit) from Prior Years	3,651	—	—	—	—	3,651
IRS consulting fee	(204)	—	—	—	—	(204)
Adjusted Non-GAAP Operating Profit	$195,125	$53,882	$3,741	$77,883	$(13,284)	$317,347

Depreciation	5,515	3,277	—	7,144	—	15,936
Adjusted EBITDA	$200,640	$57,159	$3,741	$85,027	$(13,284)	$333,283

NOTE: Table above excludes certain intercompany allocations